NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN
AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

                        International DisplayWorks, Inc.


                                     WARRANT
                                     -------

Warrant No.[________]                                 Number of Shares:_________


     International DisplayWorks, Inc. (the "Corporation"), hereby certifies that, for value received, _____________________, or his/her/its registered assigns (the Holder), is entitled, subject to the terms set forth below, to purchase on the Vesting Date (as defined in Section 1 of this Warrant) from the Corporation upon surrender of this Warrant, up to a total of ________________ (______) shares of Common Stock, no par value (the "Common Stock"), of the Corporation (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at the "Exercise Price" (as defined herein) at any time, but not after 11:59 PM Pacific Standard Time on the Expiration Date (as defined in
Section 1 of this Warrant).

1.       EXERCISE OF WARRANT.

         1.1      Issuance Date.  The Issuance Date shall be _________________.

         1.2 Warrant Exercise Price. The Exercise Price shall be $0.35 per share, subject to adjustments in section 4 of this Warrant.

         1.3      Vesting Date.    The  Vesting  Date shall be Issuance Date, as
provided in section 1.1.

         1.4 Method Of Exercise. The Holder of this Warrant, on the Vesting Date and from time to time until 11:59 PM Pacific Standard Time on the day three year(s) after the Vesting Date (the "Exercise Period"), may exercise in whole or in part the purchase rights evidenced by this Warrant, provided that the Holder exercises the purchase rights evidenced by this Warrant with respect to at least One Thousand (1,000) shares of Common Stock, unless the remaining balance of such shares is less than One Thousand (1,000). Such exercise shall be effected by:

                  (a) the surrender of the Warrant, together with a duly executed copy of the form of Subscription attached hereto, to the Assistant Secretary of the Corporation at its principal offices;

                  (b) the payment to the Corporation in U.S. funds, by check or bank draft payable to its order or the cancellation of indebtedness of the Company to the Holder, of an amount equal to the aggregate share purchase price for the number of shares which the purchase rights hereunder are being exercised; and

                  (c) the delivery to the Corporation, if necessary, to assure compliance with federal and state securities laws, of an instrument executed by the Holder certifying that the shares are being acquired for the sole account of the Holder and not with a view to any resale or distribution prior to the filing of a registration statement.

         1.5 Satisfaction with Requirements of Securities Act of 1933. Notwithstanding the provisions of Subsection 1.4 and Section 7, each and every exercise of this Warrant is contingent upon the Corporation's satisfaction that the issuance of Common Stock upon the exercise is exempt from the requirements of the Securities Act and all applicable state securities laws at the relevant time(s). The Holder of this Warrant agrees to execute any and all documents deemed necessary by the Corporation to effect the exercise of this Warrant.

         1.6 Issuance of Shares and New Warrant. In the event the purchase rights evidenced by this Warrant are exercised in whole or in part, one or more certificates for the purchased shares shall be issued as soon as practicable thereafter to the person exercising such rights. Such Holder shall also be issued at such time a new Warrant representing the number of shares (if any) for which the purchase rights under this Warrant remain unexercised and continue in force and effect.

2.       TRANSFERS.

         2.1 Transfers. Subject to Section 7 hereof, this Warrant and all rights hereunder are transferable. To transfer rights, the transfer form below must be completed. The transfer shall be recorded on the books of the Corporation upon the surrender of this Warrant, properly endorsed, to the Secretary of the Corporation at its principal offices and the payment to the Corporation of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Corporation shall issue to the several Holders one or more appropriate new forms of Warrant.

         2.2 Registered Holder. The Holder agrees that until such time as any transfer pursuant to Subsection 2.1 is recorded on the books of the Corporation, the Corporation may treat the registered Holder of this Warrant as the absolute owner; provided that nothing herein affects any requirement that the transfer of any share of Common Stock issued or issuable upon the exercise hereof be subject to securities law compliance.

          2.3 Form of New Warrant. All new forms of Warrant issued in connection with transfers of this Warrant shall bear the same date as this Warrant and shall be substantially identical in form and provision to this Warrant except for the number of shares purchasable thereunder.

3.       FRACTIONAL SHARES.

         Notwithstanding that the number of shares purchasable upon the exercise of this Warrant may have been adjusted pursuant to the terms hereof, the Corporation shall nonetheless not be required to issue fractions of shares upon the exercise of this Warrant or to distribute certificates that evidence fractional shares nor shall the Corporation be required to make any cash payments in lieu thereof upon exercise of this Warrant. Holder hereby waives any right to receive fractional shares.

4.       ANTI-DILUTION PROVISIONS.

         4.1 Stock Splits and Combinations. If the Corporation shall at any time subdivide or combine its outstanding shares of Common Stock, this Warrant shall, after that subdivision or combination, evidence the right to purchase the number of shares of Common Stock that would have been issuable as a result of that change with respect to the shares of Common Stock that were purchasable under this Warrant immediately before that subdivision or combination. If the Corporation shall at any time subdivide the outstanding shares of Common Stock, the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Corporation shall at any time combine the outstanding shares of Common Stock, the Exercise Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this Section 4.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

         4.2 Reclassification, Exchange, and Substitution. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder of this Warrant shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Common Stock that the Holder would have become entitled to purchase but for such change, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to purchase by the Holder on exercise of this Warrant immediately before that change.

         4.3 Reorganizations, Mergers, Consolidations, or Sale of Assets. If at any time there shall be a capital reorganization of the Corporation's Common Stock (other than a subdivision, stock split, combination, reclassification, exchange, or substitution of shares provided for elsewhere above) or merger or consolidation of the Corporation with or into another corporation, or the sale of substantially all of the Corporation's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Exercise Price then in effect, the number of shares of Common Stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation, to which a Holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled in such capital reorganization, merger, consolidation, or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment (as determined in good faith by the Corporation's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the stock purchase price then in effect and number of shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or Stock Purchase Warrants or other property deliverable after that event upon exercise of this Warrant. The Corporation shall, within thirty (30) days after making such adjustment, give written notice (by first class mail, postage prepaid) to the registered holder of this Warrant at the address of that Holder shown on the Corporation's books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated and specify the Stock Purchase Price then in effect after the adjustment and the increased or decreased number of shares purchasable upon exercise of this Warrant. When appropriate, that notice may be given in advance and included as part of the notice required under other provisions of this Warrant.

         4.4 Common Stock Dividends; Distributions. In the event the Corporation should at any time prior to the expiration of this Warrant fix a record date for the determination of the Holders of Common Stock entitled to receive a dividend or other distribution (excluding a cash dividend or distribution) payable in additional shares of Common Stock or other securities or rights convertible into or entitling the Holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such Holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split, or subdivision if no record date is fixed), the Exercise Price shall be appropriately decreased and the number of shares of Common Stock issuable upon exercise of the Warrant shall be appropriately increased in proportion to such increase of outstanding shares.

         4.5 Adjustments Of Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends), or options or rights not referred to in Subsection 4.4, then, in each such case for the purpose of this Subsection 4.5, upon exercise of this Warrant, the Holder hereof shall be entitled to a proportionate share of any such distribution as though such Holder was the Holder of the number of shares of Common Stock of the Corporation into which this Warrant may be exercised as of the record date fixed for the determination of the Holders of Common Stock of the Corporation entitled to receive such distribution.

         4.6 Certificate as to Adjustments. In the case of each adjustment or readjustment of the Exercise Price pursuant to this Section 4, the Corporation will promptly compute such adjustment or readjustment in accordance with the
terms  hereof  and  cause  a  certificate   setting  forth  such  adjustment  or
readjustment and showing in detail the facts upon which such adjustment or readjustment is based, to be delivered to the Holder of this Warrant. The Corporation will, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a certificate setting forth:

                  (a)      such adjustments and readjustments;

                  (b)      the stock purchase price at the time in effect; and

                  (c) the number of shares of Common Stock issuable upon exercise of the Warrant and the amount, if any, of other property at the time receivable upon the exercise of the Warrant.

         4.7 Reservation of Stock Issuable Upon Exercise. The Corporation shall at all times reserve and keep available out of its authorized but un-issued shares of Common Stock solely for the purpose of effecting the exercise of this Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, in addition to such other remedies as shall be available to the Holder of this Warrant, the Corporation will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5.       RIGHTS PRIOR TO EXERCISE OF WARRANT.

     This Warrant does not entitle the Holder to any of the rights of a stockholder of the Corporation, including, without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, to vote, or to consent or to receive notice as a stockholder of the Corporation. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:

                  (a) the Corporation shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a regular cash dividend) to the Holders of its shares of Common Stock; or

                  (b) the Corporation shall offer to the Holders of its shares of Common Stock any additional shares of
                           Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

                  (c) a dissolution, liquidation, or winding up of the Corporation (other than in connection with a consolidation, merger, sale, transfer, or lease of all or substantially all of its property, assets, and business as an entirety) shall be proposed and action by the Corporation with respect thereto has been approved by the Corporation's Board of Directors, then in any one or more of said events the Corporation shall give notice in writing of such event to the Holder at his last address as it shall appear on the Corporation's records at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividends, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation, or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail, or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution, or subscription rights, or such proposed dissolution, liquidation, or winding up. Each person in whose name any certificate for shares of Common Stock is to be issued shall for all purposes be deemed to have become the Holder of record of such shares on the date on which this instrument was surrendered and payment of the stock purchase price was made, irrespective of the date of delivery of such stock certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the Holder of such shares of Common Stock at the close of business on the next succeeding date on which the stock transfer books are open.

6.       CORPORATION'S RIGHT TO REDEEM WARRANTS.

         The Warrants will not be subject to redemption.

7.       RESTRICTED SECURITIES.

     In order to enable the Corporation to comply with the Securities Act and applicable state laws, the Corporation may require the Holder as a condition of the transfer or exercise of this Warrant to give written assurances satisfactory to the Corporation that the Warrant is being acquired, or in the case of an exercise hereof, that the shares subject to this Warrant are being acquired, for its own account, for investment only, with no view to the distribution of the same, and that any disposition of all or any portion of this Warrant or the shares issuable upon the due exercise of this Warrant shall not be made, unless and until:

                  (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (b)(i) the Holder has notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and

                  (ii) the Holder has furnished the Corporation with an opinion of counsel, satisfactory to the Corporation, that such disposition will not require registration of such securities under the Securities Act and applicable state law.

     The Holder acknowledges that this Warrant is, and each of the shares of Common Stock issuable upon the due exercise hereof will be, restricted securities, that it understands the provisions of Rule 144 of the Securities and Exchange Commission, and that the certificate or certificates evidencing such shares of Common Stock will bear a legend substantially similar to the following:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE SAID ACT OR LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT REGISTRATION IS NOT REQUIRED THEREUNDER."

8.       SUCCESSORS AND ASSIGNS.

         The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Corporation and the Holder thereof and their respective successors and permitted assigns.

9.       LOSS OR MUTILATION.

         Upon receipt by the Corporation of satisfactory evidence of the ownership of and the loss, theft, destruction, or mutilation of any Warrant, and
(i) in the case of loss, theft, or destruction, upon receipt by the Corporation of indemnity satisfactory to it, or (ii) in the case of mutilation, upon receipt of such Warrant and upon surrender and cancellation of such Warrant, the Corporation shall execute and deliver in lieu thereof a new Warrant representing the right to purchase an equal number of shares of Common Stock.

10.      NOTICES.

          All notices, requests, demands, and other communications under this Warrant shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         If to the Corporation:   Stephen C. Kircher
                                  Chairman
                                  International DisplayWorks, Inc.
                                  599 Menlo Drive, Suite 200
                                  Rocklin, California 95765

         With a Copy to:          David C. Adams.
                                  Bartel Eng & Schroder
                                  300 Capitol Mall, Suite 1100
                                  Sacramento, California  95814

         If to the Holder:        _____________________________
                                  _____________________________
                                  _____________________________
                                  _____________________________

11.      GOVERNING LAW.

          This Warrant and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein, or performance, shall be governed or interpreted according to the internal laws of the State of California without regard to conflicts of law.

12.      ARBITRATION.

          Disputes arising under this Warrant shall be settled by one arbitrator pursuant to the rules of the American Arbitration Association (the "AAA") for Commercial Arbitration (the "Rules"). Such arbitration shall be held in Sacramento County, California, or at such other location as mutually agreed to by the parties to the dispute. Subject to any applicable limitations contained in this Warrant, arbitration may be commenced at any time by any party giving notice to the other party that a dispute has been referred to arbitration under this Section. The arbitrator shall be selected by the joint agreement of the parties hereto, but if they do not so agree within Twenty (20) days after the date of the notice referred to above, the selection shall be made pursuant to the Rules from the panel of arbitrators maintained by the AAA. Any award of the arbitrator shall be accompanied by a written opinion giving the reasons for the award. The expense of the arbitration shall be borne by the parties in the manner determined in writing by the arbitrator. This arbitration provision shall be specifically enforceable by the parties. The determination of the arbitrator pursuant to this Section shall be final and binding on the parties and may be entered for enforcement before any court of competent jurisdiction.

         IN WITNESS WHEREOF, this Warrant has been executed as of the date first written above.

                                      International DisplayWorks, Inc.



                                      By:      _________________________________
                                               Stephen C. Kircher
                                               Chairman & CEO

                                  SUBSCRIPTION




Alan M. Lefko
Corporate Controller / Assistant Secretary
International DisplayWorks, Inc.
599 Menlo Drive, Suite 200
Rocklin, California 95765

Dear Mr. Lefko:

     I, ___________________ hereby elect to purchase, pursuant to the provisions of the foregoing Warrant held by the undersigned, ____________________ (_______) shares of the Common Stock of International DisplayWorks, Inc.

     Payment of the total Exercise Price required under such Warrant accompanies this Subscription.

DATED: _____________________


____________________________

By:
    -------------------------------------------------
         (Signature)

Its:
     ------------------------------------------------


Printed Name:
              ------------------------------------------------

                               TRANSFER OF WARRANT



Mr. Alan M. Lefko
Corporate Controller & Assistant Secretary
International DisplayWorks, Inc.
599 Menlo Drive, Suite 200
Rocklin, California 95765-3708

Dear Mr. Lefko:



     For value received, _______________ hereby assigns this Warrant, IDW-011) to ________________ ________________________________________, (the "Assignee")
whose address is_______________________________________________________________.

     The Assignee recognizes and accepts that it will be subject to the same terms, covenants and restrictions contained in the Warrant which is subject of this transfer.

DATED:  _____________________.




                                        ________________________________________

                                        ________________________________________